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INDEPENDENT AUDITORS' CONSENT



Best Buy Co., Inc.
Minneapolis, Minnesota


We consent to the incorporation by reference in the Registration Statement of Best Buy Co., Inc. on Form S-8 relating to 1987 Employee and 1987 Directors' NonQualified Stock Option Plans of our reports dated April 13, 1994, appearing and incorporated by reference in this Annual Report on Form 10-K of Best Buy Co., Inc. for the year ended February 26, 1994. Such reports express an unqualified opinion and include an explanation regarding a change in accounting method for income taxes during the year ended February 26, 1994.





/s/Deloitte & Touche
Minneapolis, Minnesota
May 20, 1994

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